SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-43473	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive Suite D-105 Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1.516.419-5300

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2026, Stewards, Inc. (the “Company”) entered into Amendment No. 2 to Promissory Note (the “Amendment”), effective as of September 1, 2026, with FAVO Holdings, LLC (the “Holder”).

The Amendment further amends the Promissory Note dated June 1, 2023, in the original principal amount of $4,700,000 (the “Original Note”), as amended by Amendment No. 1 to Promissory Note effective as of June 1, 2026 (the “First Amendment,” and together with the Original Note, the “Note”). Under the First Amendment, the final installment of principal in the amount of $1,600,000 (the “Final Installment”), together with accrued interest, was due and payable on September 1, 2026. The Final Installment remains outstanding.

The Holder is a related party owned 65% by Vincent Napolitano, the Company's Chairman Emeritus and former Chief Executive Officer, and 35% by Shaun Quin, the Company's Chief Executive Officer and a director. Mr. Quin recused himself from the Board’s deliberation and vote on the Amendment. The Amendment was approved by the disinterested members of the Board.

Pursuant to the Amendment:

• The maturity date of the Final Installment was extended from September 1, 2026 to October 15, 2026 (the “Extended Maturity Date”).

• The outstanding principal of $1,600,000 continues to bear simple interest at the rate of ten percent (10%) per annum for the period from September 1, 2026 through October 15, 2026, computed on a consistent straight-line basis per month and aggregating $20,000. The $20,000 is due on the Extended Maturity Date together with the Final Installment and any other accrued and unpaid interest then outstanding. Previously accrued unpaid interest under the Note and the First Amendment remains outstanding and is also due on the Extended Maturity Date.

• The fifteen percent (15%) per annum default interest rate under the Original Note is waived solely for the period from June 1, 2026 through October 15, 2026, including any failure to pay the Final Installment on May 31, 2026 or September 1, 2026. If the Company fails to pay the Final Installment and all accrued and unpaid interest in full on October 15, 2026, the waiver ceases to apply as of that date and the fifteen percent (15%) default interest rate is reinstated on all amounts then outstanding from and after October 15, 2026 until paid.

• Payments continue to be applied first to accrued and unpaid interest and then to principal. Except as specifically amended, the Note remains in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Promissory Note, effective as of September 1, 2026, by and between Stewards, Inc. and FAVO Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewards, Inc.

/s/ Katuischia Murless

Katuischia Murless
Chief Financial Officer

Date September 21, 2026

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